UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 17, 2023
Date of Report (Date of earliest event reported)

ELECTRAMECCANICA VEHICLES CORP.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-38612	98-1485035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8057 North Fraser Way Burnaby, British Columbia, Canada	V5J 5M8
(Address of principal executive offices)	(Zip Code)

(604) 428-7656
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	SOLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

News Release

On February 17, 2023, ElectraMeccanica Vehicles Corp. (the “Company” or “ElectraMeccanica”) issued a news release announcing that it will voluntarily recall approximately 428 SOLO (G3) vehicles, model years 2021, 2022 and 2023.

While driving, the vehicle may experience a loss of propulsion. An instrument cluster warning light illuminates, and the driver will experience a loss of power as the vehicle decelerates as if removing their foot from the accelerator pedal. Steering, braking, and lighting systems are not impacted. The vehicle can be restarted after a short period of time. In the event of sudden loss of propulsion, the vehicle maintains all other critical functionality including power steering, braking, and lighting, and in most instances allows the driver to pull over. However, due to the unexpected loss of propulsion, there may be an increased risk of crash, albeit the Company has not received any reports of injuries or crashes.

For more information please visit: https://ir.emvauto.com/emotion/blog-details/2023/Prioritizing-Quality-and-Safety/default.aspx

A copy of the news release is attached as Exhibit 99.1 hereto.

CEO Letter

With the news release is linked a letter from the Company’s Chief Executive Officer (the ‘CEO), which CEO letter provides as follows:

“At ElectraMeccanica, safety and quality are a top priority. That is why today we have announced a voluntary recall of the SOLO (G3) vehicle.

Protecting our customers and their ability to drive our unique EV both safely and enjoyably is of importance to us. That is why, out of an abundance of caution, we have also paused deliveries and sales of the SOLO while we investigate this issue.

Specifically, while driving, the vehicle may experience a loss of propulsion. An instrument cluster warning light illuminates, and the driver will experience a loss of power as the vehicle decelerates as if removing their foot from the accelerator pedal. Steering, braking, and lighting systems are not impacted. The vehicle can be restarted after a short period of time. In the event of sudden loss of propulsion, the vehicle maintains all other critical functionality including power steering, braking, and lighting, and in most instances allows the driver to pull over. However, due to the unexpected loss of propulsion, there may be an increased risk of crash, albeit the Company has not received any reports of injuries or crashes.

We urge any customers who have questions or notice any issues whatsoever to contact our Customer Service Line at 1-888-457-SOLO (7656) when prompted select “1” and select “1” again; or email at service@electrameccanica.com.”

A copy of the Company’s CEO letter is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	News Release dated February 17, 2023.
99.2	CEO letter dated February 17, 2023.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRAMECCANICA VEHICLES CORP.

DATE: February 17, 2023.	By:	/s/ Mark Orsmond
Mark Orsmond
Chief Financial Officer